EXHIBIT 10.52

EMTEC, INC. 2006 STOCK-BASED INCENTIVE COMPENSATION PLAN
STOCK OPTION AGREEMENT

THIS STOCK OPTION AGREEMENT (this “Agreement”) is dated as of _______________, 20__ by and between EMTEC, INC., a Delaware corporation (the “Company”), and ___________ (the “Optionee”). This Agreement is made and entered into pursuant to the Emtec, Inc. 2006 Stock-Based Incentive Compensation Plan (the “Plan”). All capitalized terms not defined herein shall have the meanings ascribed thereto under the Plan.

R E C I T A L S :

WHEREAS, the Company has adopted the Plan for the benefit of selected Employees and Nonemployee Directors; and

WHEREAS, the Optionee is an [Employee][Nonemployee Director] and the Company desires to grant to the Optionee on the date hereof (the “Grant Date”) an option (the “Option”) to purchase a number of shares of the common stock, $0.01 par value, of the Company (the “Common Stock”) pursuant to the Plan and on the terms and conditions set forth herein.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Company and the Optionee hereby agree as follows:

Section 1. Grant of Option.

(a) The Company hereby grants to the Optionee, pursuant to the Plan and on the terms and conditions set forth herein, an Option to purchase the number of shares of Common Stock set forth on Schedule A hereto at the exercise price set forth on Schedule A hereto.

(b) The Option hereby granted shall vest as set forth on Schedule A hereto.

(c) If the Optionee is an Employee and it is so designated on Schedule A hereto, this Option is intended to be an Incentive Stock Option within the meaning of Section 422 of the Code.

Section 2. Term of Option. Unless earlier terminated pursuant to the other provisions herein, the Option hereby granted shall terminate at the close of business on the date that is [ten (10)] years from the Grant Date (the “Expiration Date”).

(a) If the Optionee’s employment or service is terminated for any reason other than for Cause, the Option shall terminate as to that number of shares of Common Stock as to which the Option is not vested at the close of business on the date of such termination.

(b) If the Optionee’s employment or service is terminated for Cause, the unexercised portion of the Option will terminate immediately upon the date of such termination.

(c) If the Optionee’s employment or service terminates for any reason other than Cause, death or Disability, then the Option may be exercised as to that number of whole shares of Common Stock as to which the Option is vested on the date of such termination at any time prior to the earlier of (i) the Expiration Date and (ii) three (3) months after the date of such termination.

(d) If the Optionee’s employment or service terminates by reason of his or her death or Disability, then the Option may be exercised as to that number of whole shares of Common Stock as to which the Option is vested on the date of the Optionee’s death or Disability at any time prior to the earlier of (i) the Expiration Date and (ii) one (1) year after the date of the Optionee’s death or Disability.

(e) To the extent that an Option is not otherwise exercised as to all of the shares of Common Stock that could be acquired within the time limitation provided in subsection (c) or (d), as applicable, the Option shall thereupon terminate.

(f) For all purposes of this Agreement, the Optionee’s employment or service shall terminate at the time when the employment or service relationship between the Optionee and the Company or Subsidiary is terminated for any reason, which time shall be conclusively determined from the records of the Company or Subsidiary, as applicable; provided that a transfer of the employment of an Employee between the Company and its Subsidiaries shall not be deemed a termination of employment. If the Committee so determines in its discretion, no termination of employment of an Employee shall be deemed to occur when (i) the severance of employment is temporary or pursuant to a leave of absence granted by the Company, or (ii) the termination is followed by the simultaneous establishment of a consulting relationship by the Company with the Optionee. The Committee, in its absolute discretion, shall determine the effect of all matters and questions relating to termination of employment or service, including, but not by way of limitation, the question of whether a termination of employment or service is for Cause.

(g) For purposes of this Agreement, “Disability” shall mean Optionee’s inability to engage in any substantial gainful activity by reason of a medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of at least 12 months. An Optionee shall not be considered to be Disabled unless proof of the existence of such Disability is provided to the Committee in such form and manner as the Committee may require.

Section 3. Manner of Exercise.

(a) To exercise an Option to the extent then vested, the Optionee shall provide written notice of such exercise in the form provided in Annex 1 hereto to the Secretary of the Company at the Company’s then principal office. The notice shall specify the number of shares of Common Stock for which the Option is being exercised and shall be accompanied by a payment equal to the product of (i) the exercise price and (ii) the number of shares of Common Stock to be purchased at that time. Payment shall be made within three days of the date of exercise pursuant to any one or a combination of the following: (i) in cash, (ii) in cash received from a broker-dealer whom the Optionee has authorized to sell all or a portion of the Common Stock covered by the Option (a “cashless exercise”), or (iii) with the consent of the Committee, in whole or in part with shares of Common Stock held by the Optionee (which shares shall be free of all claims, liens, security interests, community property rights, pledges, options, voting agreements and other restrictions or encumbrances of any nature) valued at their Fair Market Value on the date of exercise.

(b) Delivery of the notice of exercise shall constitute an irrevocable election to purchase the Common Stock specified in the notice, and the date on which (i) the Company receives the notice accompanied by payment in full of the exercise price for the Common Stock covered by the notice and (ii) appropriate tax withholding arrangements have been made, shall be the date of exercise of the Option. As promptly thereafter as possible, the Company shall issue stock certificates for the number of shares purchased.

(c) To exercise the Option upon the Optionee’s death, the persons who acquire the right to exercise the Option shall prove to the Committee’s satisfaction that they have duly acquired the Option and that they have paid (or have provided for payment of) any taxes, such as estate, transfer, inheritance or death taxes, payable with respect to the Option or to the Common Stock to which it relates.

Section 4. Transferability.

(a) The Option may not be pledged, encumbered or hypothecated to, or in favor of, or subject to any lien, obligation or liability of the Optionee to any party other than the Company or a Subsidiary, nor may the Option be assigned or transferred otherwise than by will or the laws of descent and distribution. The Option may be exercised during the Optionee’s lifetime only by the Optionee or the Optionee’s guardian or legal representative. Notwithstanding the foregoing, if this Option is designated on Schedule A as a “Non-Qualified Stock Option,” the Option may be also be transferred, without consideration, to immediate family members (i.e., children, grandchildren or spouse) of the Optionee, to trusts for the benefit of immediate family members of the Optionee and to partnerships in which the only partners are immediate family members of the Optionee (collectively referred to as “Immediate Family Members”); provided that, prior to any such transfer, the Immediate Family Members enter into an agreement with the Company (in form and substance satisfactory to the Company) agreeing to be bound by the provisions of the Plan and this Agreement.

Section 5. Withholding Taxes. If this Option is not at the time it is exercised treated as an Incentive Stock Option, then at the time of the exercise of all or any part of this Option, the Optionee shall make arrangements satisfactory to the Committee for the payment of the amount of the federal, state and local and foreign income and employment taxes required, in the Company’s sole judgment, to be collected or withheld with respect to the exercise of the Option. Such amount shall be paid to the Company in cash or by the surrender of that number of whole shares of Common Stock with a Fair Market Value (valued on the date of exercise) as shall be equal to, but does not exceed, the minimum statutory amounts required to be collected or withheld by the Company with respect to the exercise of the Option.

Section 6. Entire Agreement. This Agreement and the Plan contain the entire agreement between the parties hereto with respect to the matters contemplated herein and supersede all prior agreements or understandings, written or oral, among the parties related to such matters.

Section 7. Binding Effect. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and upon the Optionee and his or her assigns, heirs, executors, administrators and legal representatives.

Section 8. Waiver; Amendment or Modification. The Committee may in its discretion waive any conditions or rights under this Agreement and may amend, modify, suspend, discontinue or terminate this Agreement without the consent of the Optionee.

Section 9. Governing Law. This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware, without giving effect to the principles of conflicts of law thereof.

Section 10. The Plan. The Optionee acknowledges having received a copy of the Plan. The Option herein granted is subject to all of the terms and provisions of the Plan, all of which are hereby incorporated herein by reference. In the event of any inconsistency between the provisions of this Agreement and the provisions of the Plan, the provisions of the Plan shall govern.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

EMTEC, INC.
By:
Title:
OPTIONEE

SCHEDULE A

Name of Optionee:
Date of Grant:	_______, 20__
Option Exercise Price:	$_______________ per share (may not be less than the Fair Market Value of Common Stock on the Grant Date)
Number of Shares Subject to Option:
The Option is designated as an	____ Incentive Stock Option (Employees only) ____ Non-Qualified Stock Option
Vesting Terms:	[The Option shall vest as to that number of whole shares (rounding down) as is equal to [20%] of the number of shares subject to the Option on each anniversary of the Grant Date.]

ANNEX 1

FORM OF ELECTION TO EXERCISE
(To be executed upon exercise of Option).

The undersigned hereby elects to exercise the right pursuant to the Emtec, Inc.2006 Stock-Based Incentive Compensation Plan Stock Option Agreement, dated as of ___________, 20__, by and between Emtec, Inc. (the “Company”) and __________________________, to purchase _____ shares of Common Stock, $0.01 par value per share (the “Shares”).

Choose one or more of the following options:

_____ (i)	Cash payment for __________ Shares in the amount of $_____________.
_____ (ii)	Payment for __________ Shares via cashless exercise. The undersigned must provide a copy of the undersigned’s irrevocable instructions to a stockbroker to deliver promptly to the Company, by check or wire transfer, an amount sufficient to exercise the Option.
_____ (iii)	Payment for __________ Shares by the delivery of a certificate representing _________ shares of Company common stock owned by the undersigned. The undersigned must tender a certificate representing the whole and/or fractional shares of Common Stock required for payment of the Shares, accompanied by an executed stock power. (Requires prior approval by the Committee)
_____ (iv)	Payment for __________ Shares by attestation. The undersigned must provide a statement attesting to the identity and number of shares of Common Stock, owned by the undersigned, that are intended to serve as payment for the Shares. (Requires prior approval by the Committee.)

Dated: _________, 20__

______________________
Optionee